Exhibit 99.1

FOREFRONT GROUP TAPS GOLF INDUSTRY VETERAN RICK OLEKSYK AS PRESIDENT

SPRINGFIELD, Tenn. (April 19, 2007) – ForeFront Holdings, Inc. (OTCBB: FOFH) announced that Rick Oleksyk has been named president of its primary operating subsidiary, ForeFront Group Inc., which owns the Datrek, Burton Golf, Miller Golf, Sir Christopher Hatton and Devant Sport Towel brands. Oleksyk was formerly president of PrideSports, where he was responsible for global business surrounding the company’s golf tee, accessory and plastic cleat categories.

In his new position, Oleksyk will be responsible for the strategic direction and day-to-day leadership of sales and marketing for ForeFront as well as daily management of other operational areas.

“With Rick, we’ll have an experienced executive who has been very successful overseeing multiple brands and product lines in the golf industry,” said Mike Hedge, president and CEO of ForeFront Holdings. “Rick will help our team improve the execution of our day-to-day business, and will also participate with the ForeFront executive team in guiding the future growth of ForeFront and building shareholder value.”

Oleksyk began his career in the golf industry in 1998 with SoftSpikes as director of sales and marketing and served in various executive positions before assuming the role of president in 2001. In 2003, SoftSpikes merged with Pride Tees and Oleksyk continued as president of the new entity, PrideSports, until joining ForeFront.

Prior to joining SoftSpikes/PrideSports, Oleksyk had managerial roles with the Kimberly-Clark Corporation, a global wholesaler of personal health and hygiene consumer products. Oleksyk earned a B.S. degree from the United States Military Academy at West Point before receiving his M.B.A. from the University of West Florida.

“I truly believe ForeFront has a very special business model and is in a position to become a dominant entity in the golf industry,” said Oleksyk. “The company has established a unique niche in the golf business and I look forward to being part of the ForeFront success story.”

About ForeFront

ForeFront Holdings, Inc (OTCBB: FOFH), is a leading supplier of golf accessory products and services. The company and its subsidiaries have been designing, manufacturing, and marketing premium quality golf accessory products since 1907. ForeFront owns the Burton Golf, Datrek, Devant Sport Towels, Miller Golf and Sir Christopher Hatton brands and has licensing and/or distribution agreements with the NCAA, NFL/Wilson Sporting Goods, GolfLogix, PGA TOUR, Champions Tour, LPGA, Nationwide Tour, Ryder Cup, Suunto, Top of the World Headwear and Rob Akins Golf. ForeFront services over 10,000 points of sale through multiple distribution channels offering a wide selection of products and value-added services. More information and a complete product catalog can be found at www.forefrontgolf.com

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This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, a significant deficiency in certain of our internal controls which may not be promptly corrected, strategic acquisitions, continued and increased demand for our products, general economic conditions, the successful negotiation of potential acquisitions, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in our most recent filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.